As filed with the U.S. Securities and Exchange Commission on April 9, 2026

Registration No. 333-282599

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADDENTAX GROUP CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	35-2521028
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China	518000
(Address of Principal Executive Offices)	(Zip Code)

2024 Equity Incentive Plan

(Full Title of the Plan)

Business Filings Incorporated

701 S Carson Street, Suite 200

Carson City, Nevada 89701

(Name and Address of Agent for Service)

+1 (608) 827-5300

(Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Benjamin Tan, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, New York 10036

(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

EXPLANATORY NOTE

This post-effective amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-282599) of Addentax Group Corp. (the “Company”) (the “Post-Effective Amendment No. 1”) is being filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) to amend the Registration Statement to include in Part I of the Registration Statement a prospectus (the “Reoffer Prospectus”) pursuant to General Instruction C of Form S-8, prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). As a filing fee was paid by the Company under the original Registration Statement in connection with the registration of the securities offered under the Reoffer Prospectus, no additional registration fee is required to add these securities to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act.

This Reoffer Prospectus may be used for reoffers and resales of shares of common stock of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to directors and officers of the Company or its subsidiaries identified in the Reoffer Prospectus, as supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Stockholders”). The number of shares of common stock of the Company included in the Reoffer Prospectus represents common stock issued to the Selling Stockholders, and does not necessarily represent a present intention to sell any or all such common stock.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling stockholders and/or amounts of common stock, if any, to be reoffered or resold by such selling stockholders as that information becomes known. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be delivered to participants in the 2024 Equity Incentive Plan (“2024 Plan”), as the case may be, covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Addentax Group Corp.

78,889 Shares of Common Stock

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and resale of up to 78,889 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Addentax Group Corp. (the “Company”, “we”, “us” or “our”), as well as any additional shares of Common Stock issued as a result of stock splits, stock dividends, or similar transactions, with respect to such shares of Common Stock, that may be reoffered or resold, from time to time, by certain selling stockholders described in this Reoffer Prospectus (the “Selling Stockholders”), all of whom are offering or selling “control securities” and are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired or that may be acquired under the Company’s 2024 Equity Incentive Plan (the “Plan”). Unless otherwise noted, all share and per-share amounts presented in this Reoffer Prospectus have been retroactively adjusted to give effect to the 1-for-15 reverse stock split of our Common Stock, which became effective on March 30, 2026.

The Selling Stockholders have been and may be granted shares of Common Stock, which they hold of their own account, pursuant to the Plan. The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the Shares offered by this Reoffer Prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this Reoffer Prospectus forms a part. We provide more information about how a Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 8.

We are registering the Shares on behalf of the Selling Stockholders, whose names are listed in the section titled “Selling Stockholders” beginning on page 6, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering described in this Reoffer Prospectus, we have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The Shares issued or issuable pursuant to the Plan granted to the Selling Stockholders are deemed “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering such Shares under the Securities Act to allow for future sales by such Selling Stockholders on a continuous or delayed basis to the public without restriction.

The Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ATXG.” On April 8, 2026, the last reported sale price for shares of Common Stock as reported on Nasdaq was $5.72 per share.

We may amend or supplement this Reoffer Prospectus from time to time by filing amendments or supplements as required. You should read this entire Reoffer Prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein before you invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is April 9, 2026.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus describes the general manner in which the Selling Stockholders may offer from time to time up to 78,889 shares of Common Stock. You should rely only on the information contained in this Reoffer Prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this Reoffer Prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Reoffer Prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this Reoffer Prospectus. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this Reoffer Prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this Reoffer Prospectus nor any distribution of shares of Common Stock pursuant to this Reoffer Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this Reoffer Prospectus or in our affairs since the date of this Reoffer Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus, any applicable prospectus supplement or amendment and the information incorporated by reference herein contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this Reoffer Prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this Reoffer Prospectus, the applicable prospectus supplement or any amendments thereto, and the information incorporated by reference herein, represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this Reoffer Prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this Reoffer Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus and in any documents that we incorporate by reference into the registration statement of which this Reoffer Prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Reoffer Prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

We are a Nevada holding company with no material operations of our own. We conduct substantially all of our operations through our operating companies established in the PRC, primarily Shenzhen Yingxi Industrial Chain Services Co., Ltd. (“YX”), our wholly-owned subsidiary and its subsidiaries. We are not a Chinese operating company. We are a holding company and do not directly own any substantive business operations in China. Therefore, our investors will not directly hold any equity interests in our operating companies. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless.

We classify our business into two main segments: garment manufacturing and logistics services. Prior to July 1, 2025, we also operated a property management and subleasing segment, which has been discontinued. Please see “—Discontinued Operations” below.

Our garment manufacturing business consists of sales made principally to wholesalers located in the PRC. We have our own manufacturing facilities, with sufficient production capacity and skilled workers on production lines to ensure that we meet our high-quality control standards and delivery requirements for our customers. We conduct our garment manufacturing operations through a wholly-owned subsidiary, namely Dongguan Yushang Clothing Co., Ltd. (“YS”), which are located in Guangdong province, China. Prior to May 2025, we also conducted manufacturing operations through Dongguan Aotesi Garments Co., Ltd. (“AOT”), which was then a wholly-owned subsidiary of our Company. In May 2025, the Company disposed of AOT to the management of AOT and AOT ceased to be a wholly-owned subsidiary of the Company. Prior to 2024, we also conducted manufacturing operations through Dongguan Heng Sheng Wei Garments Co., Ltd. (“HSW”). HSW ceased operations since 2024, primarily due to adverse market conditions and business restructuring.

Our logistics business consists of delivery and courier services covering 44 cities in 10 provinces and 2 municipalities in China. Although we have our own motor vehicles and drivers, we currently outsource some of the business to our contractors. We believe outsourcing allows us to maximize our capacity and maintain flexibility while reducing capital expenditures and the costs of keeping drivers during slow seasons. We conduct our logistic operations through two wholly-owned subsidiaries, namely Shenzhen Xin Kuai Jie Transportation Co., Ltd. (“XKJ”) and Shenzhen Yingxi Peng Fa Logistic Co., Ltd. (“PF”), which are located in Guangdong province, China.

Discontinued Operations

Prior to July 1, 2025, the Company conducted a property management and subleasing business through Dongguan Hongxiang Commercial Co., Ltd. (“HX”), a then wholly owned subsidiary acquired in September 2023 and located in Guangdong Province, China. HX provided shop subleasing and property management services to garment wholesalers and retailers in the garment market. On July 1, 2025, the Company disposed of HX to its management.

Recent Developments

Nasdaq Notification Letters

The Company received a notice dated April 9, 2025 from the Listings Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share of its common stock, par value $0.001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq granted the Company 180 days, or until October 6, 2025, to regain compliance with the Minimum Bid Price Rule. In order to regain compliance, the closing bid price of the common stock must be at least $1 per share for a minimum of 10 consecutive business days during this 180-day period.

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Although the Company’s closing bid price had been above the minimum requirement for ten consecutive trading days prior to October 6, 2025, the Nasdaq determined that the Company had not regained compliance with the Minimum Bid Price Rule as of that date.

However, the Staff determined that the Company was eligible for an additional 180-day period, or until April 6, 2026, to regain compliance. The Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during this second compliance period, if necessary by effecting a reverse stock split. If at any time during this second 180-day period the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, the Staff have stated that they will provide written confirmation of compliance. If compliance cannot be demonstrated by April 6, 2026, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to a hearings panel.

On October 20, 2025, the Company received written notice of compliance from the Staff stating that for 20 consecutive business days, from September 22, 2025 through October 17, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and accordingly, the Company regained compliance with Nasdaq Listing Rule 5550(a)(2). Nasdaq also informed the Company in the compliance notice that this matter was considered closed.

On December 2, 2025, the Company received a notice from the Staff notifying the Company that the minimum bid price per share of its common stock, par value $0.001 per share, was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq granted the Company 180 days, or until June 1, 2026, to regain compliance with the Minimum Bid Price Rule. In order to regain compliance, the closing bid price of the common stock must be at least $1 per share for a minimum of 10 consecutive business days during this 180-day period.

Acquisition of Keemo Fashion Group Limited

On March 30, 2026, the Company completed the acquisition of 34,200,000 shares of common stock, par value of $0.001 per share, of Keemo Fashion Group Limited (“Keemo Fashion”), a Nevada corporation, from Guang Wen Global Group Limited (the “Seller”). The transaction was consummated pursuant to a stock purchase agreement dated February 17, 2026. The aggregate purchase price for the acquisition was approximately $5.5 million. This consideration was satisfied through the transfer of a portion of an existing bond held by the Company in a principal amount equal to the purchase price. Upon the closing of the transaction, Keemo Fashion became a controlled subsidiary of the Company, with the Company holding approximately 62.18% of the voting rights of the issued and outstanding shares of Keemo Fashion on a fully diluted basis.

Reverse Stock Split

On March 30, 2026, the Company implemented a 1-for-15 reverse stock split of our Common Stock (the “Reverse Stock Split”). The Reverse Stock Split was authorized by our Board of Directors following stockholder approval at our 2025 Annual Meeting of Stockholders held on January 30, 2026, and was effected by the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada on March 24, 2026.

As a result of the Reverse Stock Split, every fifteen (15) shares of common stock issued and outstanding were automatically reclassified and combined into one (1) share of common stock. The Reverse Stock Split did not change the par value of our Common Stock or the total number of authorized shares of Common Stock. No fractional shares were issued in connection with the Reverse Stock Split; stockholders who would otherwise have been entitled to receive a fractional share received one whole share of Common Stock in lieu thereof.

Our Common Stock began trading on the Nasdaq Capital Market on a split-adjusted basis at the opening of trading on March 30, 2026, under a new CUSIP number (00653L400). All share and per-share amounts in this prospectus have been adjusted to reflect the Reverse Stock Split on a retroactive basis.

Our Corporate Information

We were incorporated in the State of Nevada on October 28, 2014. Our business office is located at Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000. Our telephone number is +(86) 755 86961 405. Our website address is www.Addentax.com. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” of our Annual Report on Form 10-K, for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025 (the “2025 Annual Report”) and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Reoffer Prospectus.

If we fail to regain compliance with Nasdaq’s minimum bid price requirement, our Common Stock may be delisted from Nasdaq, which could adversely affect the market price and liquidity of our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market, and we are required to comply with Nasdaq’s continued listing requirements, including the requirement that the closing bid price of our common stock be at least $1.00 per share. On December 2, 2025, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying us that the closing bid price of our common stock had been below $1.00 per share for 30 consecutive business days and that we were not in compliance with Nasdaq Listing Rule 5550(a)(2). Nasdaq granted us a 180-day compliance period, until June 1, 2026, to regain compliance with the minimum bid price requirement. Please see “Prospectus Summary -Recent Developments - Nasdaq Notification Letters.”

There can be no assurance that we will be able to regain compliance with the minimum bid price requirement during this compliance period. If we do not regain compliance by June 1, 2026, Nasdaq may issue a notice of delisting of our Common Stock. Although we may be eligible to appeal a delisting determination to a Nasdaq hearings panel, there can be no assurance that any such appeal would be successful.

If our Common Stock were to be delisted from Nasdaq, our ability to raise additional capital could be adversely affected, and the liquidity and market price of our Common Stock could decline significantly. In addition, delisting could result in reduced analyst coverage, diminished investor interest, increased volatility, and limited availability of market quotations for our Common Stock. Any of these factors could make it more difficult for holders of our Common Stock, including the Selling Stockholders named in this prospectus, to sell their shares.

Our former independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

For the fiscal years ended March 31, 2025 and 2024, we incurred a net loss of $5,094,198 and $3,109,418, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to obtain sufficient additional project financing or raise additional capital through debt or equity issuances on acceptable terms, we may be unable to continue our operations. Any such inability may result in our stockholders losing their entire investment. Additionally, our former auditor’s “going concern” opinion may make it more difficult for us to raise additional capital or obtain financing on favorable terms.

Geopolitical instability and conflict in the Middle East may adversely affect our business.

The ongoing conflict involving Iran, Israel, and the United States, and the potential for broader regional instability, could adversely affect our operations, supply chain, and financial results. While our primary operations are located within the PRC, our business is not immune to the systemic shocks caused by significant geopolitical conflicts. The escalation of hostilities in the Middle East could impact our business in several ways, including:

●	Increased Logistics Costs: Our logistics segment, operated through XKJ and PF, relies on motor vehicles and third-party contractors. Conflicts in the Middle East frequently lead to volatility in global oil prices. Any sustained increase in fuel costs would increase our operating expenses and those of our contractors, which could squeeze our profit margins if we are unable to pass these costs on to our customers.

●	Supply Chain Disruptions: Although we maintain our own manufacturing facilities through YS, the raw materials used in our garment manufacturing segment may be subject to global supply chain delays or price increases resulting from disrupted trade routes or increased insurance premiums for maritime and air freight.

●	Macroeconomic Impact in the PRC: Our garment manufacturing sales are made principally to wholesalers in the PRC. A global economic downturn or inflationary pressure triggered by a major conflict could reduce domestic consumer spending on non-essential goods, such as apparel, thereby reducing demand for our products.

●	Capital Market Volatility: As a Nevada holding company, the value of our Common Stock is sensitive to global market sentiment. Heightened geopolitical tensions often lead to increased market volatility and a “flight to safety,” which could result in a significant decline in the trading price of our securities, regardless of our actual operating performance.

Any of these factors, or a combination thereof, could have a material adverse effect on our business, financial condition, and results of operations. We cannot predict the duration or severity of these conflicts or their ultimate impact on the global economy or our specific markets.

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SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of shares of Common Stock to be issued to the Selling Stockholders under the Plan, which shares comprise “control securities” within the meaning of Form S-8.

The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the aggregate of (i) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this Reoffer Prospectus, and (ii) the number of shares of Common Stock to be issued to each Selling Stockholder under the Plan that are being registered pursuant to this Post-Effective Amendment No.1 to the Registration Statement for resale by each Selling Stockholder as of the date of this Reoffer Prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered pursuant to this Reoffer Prospectus, assuming no other change in ownership of shares of Common Stock by such Selling Stockholder after the date of this Reoffer Prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Addentax Group Corp., Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China 518000.

The table is based on information supplied to us by the Selling Stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of the date of this Reoffer Prospectus.

Name	Principal Position with the Company	Number of Shares of Common Stock Beneficially Owned Prior to Resale		Shares of Common Stock Which May Be Offered for Resale (1)	Number of Shares of Common Stock Beneficially Owned After Resale	Percentage of Common Stock Beneficially Owned After Resale (2)
Hong Zhida	President, Chief Executive Officer, Secretary and Director	23,815	(3)	12,222	11,593	1.46%
Wu Rui	Chief Operating Officer	66,667	(4)	66,667	0	0%

(1)	The number of shares of Common Stock owned prior to resale by each Selling Stockholder includes (i) shares of Common Stock held by the Selling Stockholder, and (ii) shares of Common Stock to be issued to such Selling Stockholder under the Plan that are being registered pursuant to this Reoffer Prospectus for resale.

(2)	The number of shares owned and the percentage of beneficial ownership after resale set forth in these columns are based on 781,256 shares of Common Stock outstanding on April 9, 2026.

(3)	Includes (i) 11,593 shares of Common Stock held by Hong Zhida and (ii) 12,222 shares of Common Stock to be issued to Hong Zhida pursuant to the Plan.

(4)	Includes 66,667 shares of Common Stock to be issued to Wu Rui pursuant to the Plan.

Material Relationships with Selling Stockholders

Other than compensation arrangements for each Selling Stockholder’s position as set forth in the column entitled “Principal Position with the Company” in the table above, there is no other material relationships within the past three years between each Selling Stockholder and the Company.

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USE OF PROCEEDS

The Shares to be offered and sold using this Reoffer Prospectus will be offered and sold by the Selling Stockholders named in this Reoffer Prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of Shares held by the Selling Stockholders pursuant to this Reoffer Prospectus.

See “Plan of Distribution” elsewhere in this Reoffer Prospectus for more information.

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PLAN OF DISTRIBUTION

The purpose of this Reoffer Prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of their Shares acquired under the Plan which are “control securities.” We will not receive any of the proceeds of the sale of any such Shares offered and sold pursuant to this Reoffer Prospectus. The aggregate proceeds to each of the Selling Stockholders from the sale of any such Shares will be the purchase price of such Shares less any discounts, commissions or other expenses incurred by such Selling Stockholder. Each Selling Stockholder reserves the right to accept or reject any proposed purchase of such Shares to be made directly or through agents.

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Shares covered hereby on any trading market, stock exchange or other trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling such Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell their Shares under Rule 144 under the Securities Act, if available, rather than under this Reoffer Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Reoffer Prospectus, in the case of an agency transaction or a principal transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

In connection with the sale of the Shares covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver such Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell such Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this Reoffer Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Reoffer Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to this Reoffer Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this Reoffer Prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed under the Exchange Act and incorporated by reference herein, and as disclosed in this Reoffer Prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2025.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby have been passed upon for us by Sichenzia Ross Ference Carmel LLP of New York, New York.

EXPERTS

The consolidated financial statements of Addentax Group Corp. as of March 31, 2025 and 2024 and for each of the two years in the period ended March 31, 2025, incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2(b) to the consolidated financial statements) of Pan-China Singapore PAC, our former independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered by the Selling Stockholders pursuant to this Reoffer Prospectus. As permitted by the SEC’s rules, this Reoffer Prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement and its exhibits. Any statements made in this Reoffer Prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such Registration Statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.Addentax.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this Reoffer Prospectus or the Registration Statement of which this Reoffer Prospectus forms a part, and investors should not rely on such information in making a decision to purchase our shares of securities in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

Incorporated by reference in this Registration Statement are the following documents filed by the Company with the SEC pursuant to the Securities Act and Exchange Act. The SEC permits us to “incorporate by reference” into this Reoffer Prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this Reoffer Prospectus and you should read it with the same care that you read this Reoffer Prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Reoffer Prospectus, and will be considered to be a part of this Reoffer Prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this Reoffer Prospectus, except as superseded, supplemented or modified by this Reoffer Prospectus, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025, September 30, 2025 and December 31, 2025, filed with the SEC on August 14, 2025, November 14, 2025, and February 13, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2025, April 2, 2025, April 22, 2025, May 15, 2025, July 2, 2025, August 11, 2025, October 7, 2025, October 14, 2025, October 20, 2025, December 4, 2025, December 17, 2025, February 3, 2026, February 6, 2026, February 9, 2026, February 10, 2026, February 11, 2026, February 12, 2026, February 19, 2026, March 16, 2026, March 17, 2026, March 25, 2026 , March 26, 2026 , March 27, 2026 and March 30, 2026;

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on December 22, 2025;

●	the description of our Common Stock contained in Exhibit 4.1—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025.

We also incorporate by reference into this Reoffer Prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this Reoffer Prospectus is deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this Reoffer Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Addentax Group Corp.

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

Copies of these filings are also available on our website at www.addentax.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

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Addentax Group Corp.

78,889 Shares of Common Stock

REOFFER PROSPECTUS

The date of this prospectus is April 9, 2026

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated by reference in this Registration Statement are the following documents filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025;

our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025, September 30, 2025 and December 31, 2025, filed with the SEC on August 14, 2025, November 14, 2025, and February 13, 2026, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 31, 2025, April 2, 2025, April 22, 2025, May 15, 2025, July 2, 2025, August 11, 2025, October 7, 2025, October 14, 2025, October 20, 2025, December 4, 2025, December 17, 2025, February 3, 2026, February 6, 2026, February 9, 2026, February 10, 2026, February 11, 2026, February 12, 2026, February 19, 2026, March 16, 2026, March 17, 2026, March 25, 2026, March 26, 2026, March 27, 2026 and March 30, 2026;

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on December 22, 2025;

●	the description of our Common Stock contained in Exhibit 4.1—Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Post-Effective Amendment No.1 and prior to the filing of a further post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Post-Effective Amendment No.1 to Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

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Section 78.7502.1 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 78.7502.2 of the NRS also permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Indemnification pursuant to this section may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Discretionary indemnification pursuant to Section 78.7502.1 or Section 7502.2, unless ordered by a court or advanced pursuant to NRS 78.7501.2, may be made only as authorized upon a determination that the indemnification is proper under the circumstances. The determination that indemnification is proper under the circumstances may be made by the stockholders, the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or opinion of independent counsel if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, or a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS also permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement. Our Amended and Restated Bylaws generally provide for indemnification of our directors and officers to the fullest extent permitted under Nevada law and require that we pay such expenses upon receipt of such an undertaking. We have also entered to agreements with certain directors that provide for indemnification.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Our Amended and Restated Bylaws implement the insurance provisions above by providing that our board of directors may direct that we purchase and maintain insurance on behalf of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

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Item 8. Exhibits.

EXHIBIT INDEX

Exhibit		Filed or Furnished	Incorporated by Reference
Number		Herewith	Form	Exhibit	Date	File No.

3.1	Articles of Incorporation		S-1	3.1	8/5/2015	333-206097
3.2	Certificate of Amendment Pursuant to NRS 78.386 and 78.390, effectuating the two for one forward stock split and increasing the authorized shares of common stock of Addentax Group Corp. from 75,000,000 to 150,000,000		8-K	3.1	7/21/2016	333-206097
3.3	Certificate of Amendment Pursuant to NRS 78.385 and 78.390, increasing the authorized shares of common stock of Addentax Group Corp. to 1,000,000,000		S-1	3.3	4/18/2019	333-230943
3.4	Certificate of Change Pursuant to NRS 78.209, effectuating the 20-for-1 reverse stock split and decreasing the authorized shares of common stock of Addentax Group Corp. from 1,000,000,000 to 50,000,000		8-K	3.1	3/5/2019	333-206097
3.5	Amended and Restated Bylaws		8-K	3.1	3/15/2019	333-206097
3.6	Certificate of Amendment to the Amended and Restated Articles of Incorporation increasing the authorized shares of common stock of Addentax Group Corp. to 250,000,000		8-K	3.1	3/23/2023	001-41478
3.7	Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split		8-K	3.1	6/30/2023	001-41478
3.9	Stamped copy of the Certificate of Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split		8-K	3.2	6/30/2023	001-41478
3.10	Stamped copy of Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-10 Reverse Stock Split		8-K	3.3	6/30/2023	001-41478
3.11	Stamped copy of Certificate of Amendment to the Articles of Incorporation, as amended, of Addentax Group Corp. for 1-for-15 Reverse Stock Split		8-K	3.1	3/26/2026	001-41478
5.1	Opinion of Sichenzia Ross Ference Carmel LLP (regarding validity of common stock being registered).	X
10.1	Addentax Group Corp. 2024 Equity Incentive Plan.		10-K	10.14	7/15/2024	001-41478
23.1	Consent of Pan-China Singapore PAC.	X
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in its opinion filed as Exhibit 5.1).	X
24.1	Power of Attorney (included in the signature page hereto).
107	Filing Fee Table.		S-8	107	10/11/2024	333-282599

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shenzhen, People’s Republic of China on April 9, 2026.

ADDENTAX GROUP CORP.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Hong Zhida and Huang Chao, or either of them, his true and lawful attorney-in-facts and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hong Zhida	CEO, President, Secretary and Director	April 9, 2026
Hong Zhida	(Principal Executive Officer)

/s/ Huang Chao	CFO and Treasurer	April 9, 2026
Huang Chao	(Principal Financial and Accounting Officer)

/s/ Wu Rui	Chief Operating Officer	April 9, 2026
Wu Rui

/s/ Hong Zhiwang	Director	April 9, 2026
Hong Zhiwang

/s/ Li Weilin	Independent Director	April 9, 2026
Li Weilin

/s/ Alex P. Hamilton	Independent Director	April 9, 2026
Alex P. Hamilton

/s/ Xiao Jiangping (Gary)	Independent Director	April 9, 2026
Xiao Jiangping (Gary)

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